UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 12, 2023

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, Indiana  47202-3005
(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Sections 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value	CMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2023, Cummins Inc. (the “Company”) announced that its Board of Directors (the “Board”) elected Jennifer Rumsey, the Company’s President and Chief Executive Officer, as Chairperson of the Board effective August 1, 2023, following current Executive Chairperson N. Thomas Linebarger’s retirement from the Board on July 31, 2023. Ms. Rumsey was appointed to the Board in February 2022 and appointed as the Company’s President and Chief Executive Officer in August 2022. Current Executive Chairperson Mr. Linebarger was appointed Executive Chairperson in August 2022.

Item 7.01.    Regulation FD Disclosure.

On July 12, 2023, the Company issued a press release announcing Ms. Rumsey’s election as Chairperson of the Board, effective August 1, 2023 and Mr. Linebarger’s retirement from the Board, effective on July 31, 2023. A copy of the press release is furnished herewith as Exhibit 99 and incorporated herein by reference.

Item 9.01.    Financial Statement and Exhibits.

(d)    Exhibits. - The exhibits listed in the Exhibit Index below are included herewith:

Exhibit Index

Exhibit Number	Description
Exhibit 99	Press Release, dated July 12, 2023.
Exhibit 104	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2023

CUMMINS INC.
/s/ NICOLE Y. LAMB-HALE
Nicole Y. Lamb-Hale Vice President - Chief Legal Officer & Corporate Secretary